UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                  April 18, 2006

Ultratech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22248	94-3169580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Zanker Road, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 321-8835

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 18, 2006, Ultratech, Inc. (the “Company”) appointed Mr. Henri Richard to its Board of Directors (the “Board”). A copy of the press release issued by the Company on April 20, 2006, announcing Mr. Richard’s appointment to the Board, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The Company has appointed Mr. Richard to the Compensation Committee of the Board.

Mr. Richard currently serves as executive vice president and chief sales and marketing officer at Advanced Micro Devices, Inc. (NYSE:AMD). Mr. Richard’s current duties at AMD include oversight of the company’s global field sales and support organization, corporate marketing, and go-to-market activities for all of AMD’s customer segments, including commercial, consumer and innovative solutions groups, and the company’s 50x15 digital inclusion initiative. Mr. Richard joined AMD in 2002 as group vice president, Worldwide Sales. In 2003, he was promoted to senior vice president, Worldwide Sales and Marketing, and in 2004 he was appointed to his current position as a company officer. Prior to joining AMD, Mr. Richard was executive vice president of Worldwide Field Operations at WebGain, Inc., a privately held provider of Java software for Fortune 500 companies. Before WebGain, he was vice president of Worldwide Sales and Support for IBM’s Technology Group. Over his career, Mr. Richard has also held senior executive positions with several notable companies in the U.S. and Europe, including tenures as president of the Computer Products Group at Bell Microproducts, executive vice president at Karma International, and vice president at Seagate Technology/Conner Peripherals.

AMD is a customer of the Company. In fiscal year 2005, AMD purchased Company products for a total of $5.7 million, representing 4.6% of the Company’s net sales for that year.

In connection with his appointment to the Board, Mr. Richard will be compensated in accordance with the Company’s compensation arrangement for its non-employee Board members and the Company will enter into an indemnification agreement with Mr. Richard. The terms of the indemnification agreement will be identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its directors and the form of which was filed with the SEC as an exhibit to the Company’s Registration Statement on Form S-1 (No. 33-96298) declared effective with the Securities and Exchange Commission on September 28, 1993 (No. 33-96298).

Item 9.01                                             Financial Statements and Exhibits.

Exhibit Number	Description of Document

99.1	Press Release of Ultratech, Inc. dated April 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ULTRATECH, INC.
(Registrant)

Date:	April 24, 2006	By:	/s/ Bruce R. Wright
Bruce R. Wright
Senior Vice President, Finance and Chief Financial
Officer (Duly Authorized Officer and Principal
Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Press Release of Ultratech, Inc. dated April 20, 2006.